On September 18, 2019, the Company, R-M Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), The Maslow Media Group, Inc. (“Maslow”), Jeffrey Eberwein, Naveen Doki, and Silvija Valleru (together with Dr. Doki, the “Shareholders”) entered into a Merger Agreement (the “Merger Agreement”). The Merger Agreement provided for, among other things, a business combination whereby Merger Sub would merge with and into Maslow, with Maslow as the surviving entity (the “Merger”). The Merger closed in accordance with the terms of the Merger Agreement on October 29, 2019. As a result of the Merger, the separate corporate existence of Merger Sub ceased, and Maslow continued as the surviving corporation and a wholly owned subsidiary of the Company.

Prior to the closing of the Merger, as required by the Merger Agreement, the Company undertook certain actions, including, but not limited to, certain debt conversions. Pursuant to a debt conversion agreement dated October 28, 2019 between the Company and Lone Star Value Co-Invest I, LP (“LSV Co-Invest”) and a debt conversion agreement dated October 28, 2019 between the Company and Lone Star Value Investors, LP (“LSV Investors”) (together, the “Debt Conversion Agreements”), the Company converted substantially all of its issued and outstanding liabilities and debts into 1,085,307 shares of its authorized, issued and outstanding common stock, pursuant to which $50,000 and $70,000 in principal and interest accrued through September 18, 2019, was converted into 514,893 and 570,414 shares of the Company’s common stock for LSV Investors and LSV Co-Invest, respectively. As of the date of the Debt Conversion Agreements, each of LSV Investors and LSV Co-Invest were significant shareholders of the Company’s common stock, each owning greater than 5%, and therefore were related parties of the Company.

As a result of the Merger, the Company ceased to be a shell company as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and by virtue of its ownership of Maslow became an indirect operating entity. The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Merger Agreement is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes. The parties to the Merger Agreement agreed to report the Merger as a tax-free reorganization under the provisions of Section 368(a), and covenanted that none of them will take or cause to be taken any action which would prevent the transactions contemplated by the Merger Agreement from qualifying as a reorganization under Section 368(a).

At the effective time of the Merger, all shares of Maslow common stock issued and outstanding immediately prior to the effective time of the Merger were converted into a number of shares of the Company’s common stock constituting 94% of the total issued and outstanding shares of Company common stock, or 282,000,000 shares (the “Merger Consideration”). The shareholders of the Company as of immediately prior to the closing collectively retained a total aggregate number of shares of the Company’s common stock constituting 6% of the issued and outstanding shares of the Company’s common stock immediately following the effective time of the Merger, or 18,000,000 shares of the Company’s common stock.

In addition, at the effective time of the Merger, each share of Maslow common stock that was issued and outstanding immediately prior to the effective time of the Merger that was owned by Maslow as treasury stock was canceled and retired without any payment or distribution with respect to such shares; any outstanding shares of Maslow common stock that were owned by the Company, Merger Sub or any other direct or indirect wholly owned subsidiary of the Company or Merger Sub, were cancelled and retired and ceased to exist and no cash or consideration was delivered in exchange for such shares; and all outstanding shares of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the Merger were converted into and became, collectively, one share of Maslow common stock and constitute the only outstanding share of capital stock of Maslow.

At the closing, the then-current members of the Company’s Board of Directors consisting of Hannah Bible, Shawn Miles, and Julia Dayton elected Mark Speck to serve on the Company’s Board of Directors, and subsequently each of Mr. Miles and Ms. Dayton resigned. Mr. Eberwein remained as a Board observer.

Also, at the closing, the officers of the Company as of immediately before the closing resigned, and the Company’s Board of Directors, as newly constituted as set forth above, elected new officers of the Company, consisting of Nick Tsahalis (as President) and Mark Speck (as Chief Financial Officer and Secretary).

On October 30, 2019, the Company’s Board of Directors appointed Nick Tsahalis, the Company’s President, as a member of the Board of Directors. Following Mr. Tsahalis’ appointment to the Board of Directors, the Company’s Board of Directors consists of three directors: Nick Tsahalis, Mark Speck and Hannah Bible.

The Company previously indicated that at the closing of the Merger, the Company entered into a Lock-Up Agreement with each of Mr. Eberwein, Dr. Doki, Shirisha Janumpally, Dr. Valleru, Igly Trust, a trust for which Kalyan Pathuri (Dr. Valleru’s spouse) is sole trustee and beneficiary, and Judos Trust, a trust for which Mrs. Janumpally is the sole trustee and beneficiary (each a “Holder”) (each, a “Lock-Up Agreement”) pursuant to which each Holder agreed not to (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Company common stock; (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Company common stock, whether any such transaction is to be settled by delivery of shares of Company common stock or other securities, in case or otherwise; or (iii) publicly disclose the intention to do (i) or (ii) constituting the merger consideration or held by the Holders as of the closing of the Merger for a period of one year following the closing of the Merger. However, the Company waived the requirement that each of Mrs. Janumpally, Federal Systems (a company owned and controlled by Mrs. Janumpally), Mrs. Pathuri and Mr. Eberwein enter into a Lock-Up Agreement. Accordingly, such persons did not enter into a Lock-Up Agreement with the Company. Although shares held by such persons are not subject to a Lock-Up Agreement, the shares are restricted and may not be sold without registration or an exemption from registration. Because the Company was a shell company prior to the Merger, Rule 144 will not be available for the resale of such shares until one year has elapsed, in addition to certain other requirements.

The unaudited pro forma combined balance sheet as of September 30, 2019, as well as the unaudited combined income statements for the year ended December 31, 2018 for The Maslow Media Group, Inc. and Reliability Incorporated and for the nine months ended September 30, 2019 for The Maslow Media Group Inc. and Reliability Incorporated, presented herein, gives effect to the Merger as if the transaction had occurred at the beginning of such period and includes certain adjustments within the income statements and balance sheet section that are directly attributable to the transaction.

UNAUDITED CONDENSED COMBINED PRO FORMA INCOME STATEMENTS

	Year Ended December 31, 2018
				Pro Forma (Unaudited)
	MMG		RLBY	Adjustments		Combined
Revenue	$
Workforce Management		37,637,982				37,637,982

Total revenue earned		37,637,982	-	-		37,637,982

Cost of Revenue
Workforce Management		33,773,519				33,773,519

Total cost of revenue		33,773,519	-	-		33,773,519

Gross Profit		3,864,463	-	-		3,864,463

General and administrative expenses		2,670,376	23,236			2,693,612

Operating Income (Loss)		1,194,087	(23,236)	-		1,170,851

Other Expense		(625,549)	(9,558)	9,558	(1)	(625,549)

Income before tax benefit (expense)		568,538	(32,794)	9,558	(1)	545,302
Income Tax benefit (expense)		(182,457)	100	-		(182,357)
Net Income (Loss)		386,081	(32,694)	9,558		362,945

Earnings per share - basic and diluted						0.00

1. The interest expense is adjusted as the debt was converted to equity as part of the merger

UNAUDITED CONDENSED COMBINED PRO FORMA INCOME STATEMENTS

	Nine Months Ended September 30, 2019
				Pro Forma (Unaudited)
	MMG		RLBY	Adjustments		Combined
Revenue	$
Workforce Management		28,006,094				28,006,094

Total revenue earned		28,006,094	-	-		28,006,094

Cost of Revenue
Workforce Management		25,026,451				25,026,451

Total cost of revenue		25,026,451	-	-		25,026,451

Gross Profit		2,979,643	-	-		2,979,643

General and administrative expenses		2,120,254	11,618			2,131,872

Operating Income (Loss)		859,389	(11,618)	-		847,771

Other Expense		(342,876)	(8,432)	8,432	(2)	(342,876)

Income before tax benefit		516,513	(20,050)	8,432	(2)	504,895
Income tax benefit		39,225	-			39,225
Net Income (Loss)		555,738	(20,050)	8,432		544,120

Earnings per share - basic and diluted						0.00

2. The interest expense is adjusted as the debt was converted to equity as part of the merger

UNAUDITED CONDENSED PRO FORMA BALANCE SHEET

As of September 30, 2019

	Maslow	Reliability	Adjustments		Pro forma combined
					(Unaudited)
ASSETS:
CURRENT ASSETS
Cash and cash equivalents	102,865	2,382	-		105,247
Contract receivables	6,608,867	-	-		6,608,867
Due from employees	696	-	-		696
Prepaid expenses	99,435	-	-		99,435
Current maturity of notes receivable from related parties	3,953,847	-	-		3,953,847
Total Current Assets	10,765,710	2,382	-		10,768,092

PROPERTY AND EQUIPMENT, at cost
Office equipment	1,375	-	-		1,375
Computer equipment	44,635	-	-		44,635
Computer software	40,066	-	-		40,066
Leasehold improvements	5,725	-	-		5,725
Total property and equipment at cost	91,801	-	-		91,801
Accumulated depreciation and amortization	(60,556)	-	-		(60,556)
	31,245	-	-		31,245
OTHER ASSETS
Notes receivable from related parties, less current maturities	652,581	-	-		652,581

TOTAL ASSETS	11,449,536	2,382	-		11,451,918

LIABILITIES AND SHAREHOLDERS’ EQUITY:
CURRENT LIABILITIES
Current Maturity of long term debt	38,695	-	-		38,695
Loans from stockholder and affiliates, current portion	-	50,000	(50,000)	a	-
Interest on loans, current portion	-	26,592	(26,592)	a	-
Factoring	4,602,084	-	-		4,602,084
Accounts payable	655,670	6,863	-		662,533
Accrued payroll	586,589	-	-		586,589
Accrued liabilities	1,112,619	-	-		1,112,619
Deferred income	166,063	-	-		166,063
Short term debt	750,000	-	-		750,000
Income taxes payable	416,140	-	-		416,140
Total Current Liabilities	8,327,860	83,455	(76,592)		8,334,723
Interest on loans	-	14,922	(14,922)	b	-
Loan from shareholder and affiliate	-	70,000	(70,000)	b	-
Deferred income taxes	343,664	-	-		343,664
TOTAL LIABILITIES	8,671,524	168,377	(161,514)		8,678,387
STOCKHOLDERS’ EQUITY					-
Common stock, $1 par value, 1 shares authorized, 1 issued and outstanding	100	-	-		100
Preferred stock without par value; 1,000,000,000 shares authorized, 0 shares issued	-	-	-		-
Common stock, without par value, 300,000,000 shares authorized; 300,000,000 shares issued	-	9,912,150	(9,911,631)	a, b, c, d	519
Retained earnings	2,777,912	(8,983,628)	8,978,628	d	2,772,912
Less treasury stock at cost, 0 shares issued	-	(1,094,517)	1,094,517	c	-
Total Stockholders’ Equity	2,778,012	(165,995)	161,514		2,773,531
TOTAL LIABILITIES & EQUITY	11,449,536	2,382	-		11,451,918

a. The debt was converted to 514,893 shares of Reliability stock at closing of the merger

b. The debt was converted to 570,414 shares of Reliability stock at closing of the merger

c. The treasury stock that was held by the company was subsequently issued as part of the debt conversion

d. To eliminate the common stock and accumulated deficit accounts of Reliability at closing of the merger